EXHIBIT 23

                          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports dated November 7, 2000, included in this Form 10-K into the Company's previously filed Registration Statements Nos. 33-64622, 33-64624, 33-76764, 333-79451, 333-79455 and 333-92665 on Form S-8 and Nos. 333-56775 and 333-79653
on Form S-3.


                                    /s/ ARTHUR ANDERSEN LLP

Portland, Oregon,
   December 22, 2000